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                       [BINDVIEW CORPORATION LETTERHEAD]


FOR IMMEDIATE RELEASE

                BINDVIEW ANNOUNCES PRELIMINARY FINANCIAL RESULTS

                          FOR FIRST QUARTER FISCAL 2000

HOUSTON -- APRIL 3, 2000 -- BindView Corporation (NASDAQ:BVEW) today announced that, based on a preliminary review of its results for the first quarter ending March 31, 2000, revenue is estimated to have grown to approximately $16.0 million for the quarter compared with revenues of $12.7 million for the corresponding period of 1999. Excluding non-recurring transaction and restructuring charges relating to the acquisition of Entevo Corporation in February of this year, BindView expects a net loss per share for the first quarter of between $0.02 to $0.04. Complete operating results for the first quarter are expected to be released on April 19, 2000.

BindView has scheduled a conference call for Monday, April 3, 2000, at 4:30 p.m. CDT/5:30 p.m. EST, for financial analysts and others. Those interested in joining should call 1-800-967-7134. The conference call ID number is 516439. The conference call will be available for playback through April 14, 2000, via 1-888-203-1112. The conference call ID number for the playback is 516439.

"In each of the seven consecutive quarters which we have reported since registering for our initial public offering in 1998, we have surpassed our internal expectations. In the first quarter of this year, which is historically our most seasonally difficult period, we did

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BINDVIEW ANNOUNCES PRELIMINARY FINANCIAL RESULTS                      2--2--2--2

not achieve our internal growth targets," said Richard P. Gardner, BindView's CEO. "We attribute this shortfall primarily to a general softness in our international performance, as international sales contributed approximately 11% of our revenues in the first quarter as compared to 17% for fiscal year 1999, and an insufficient number of larger transactions in all geographies. We believe the underlying cause for both of these short-falls was principally a general lengthening of our sales cycle due to the addition of two new major product lines, leading customers to evaluate more of our new products at the same time and postpone their buying decisions."

"We believe that we have the right strategy and the right solutions to meet customers' risk management demands as they deploy their e-business infrastructures," he added. "With the introduction of new products, we believe that the value proposition to our customers has increased dramatically. We remain very optimistic about our revenue growth potential."

ABOUT BINDVIEW CORPORATION

Founded in 1990, BindView is a leading provider of IT risk management solutions for controlling enterprise and e-Business infrastructures. BindView's award-winning solutions enable corporate IT professionals to effectively leverage their existing technologies to achieve their business goals. To control IT risks, more than 7 million licenses of BindView's solutions have been shipped worldwide to approximately 5,000 companies, including more than 75 of the Fortune 100 and 22 of the largest 25 U.S. banks. Contact BindView via e-mail at info@bindview.com or visit BindView's World Wide Web Site at http://www.bindview.com. BindView can also be reached at (800) 749-8439 or at
(713) 561-4000.

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Editors Note: BindView product names used in this document are trademarks, which may be registered in one or more jurisdictions, of BindView. The names of products of other companies mentioned in this document, if any, may be the registered or unregistered trademarks of the owners of the products.


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Statements in this news release not based on historical fact are
"forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of factors such as, for example, the risks associated with competition within the network management software industry, with rapid technological change, and with BindView's development of and the market's acceptance of new products. Other such factors include the risk factors and other matters described from time to time in BindView's Form 10-K filings, Form 10-Q filings, and other periodic filings with the Securities and Exchange Commission.